    As filed with the Securities and Exchange Commission on December 27, 2000
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                                AFFYMETRIX, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   77-0319159
  (State or other jurisdiction             (IRS Employer of Identification No.)
  Incorporation or organization)

                             3380 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
               (Address of principal executive offices) (Zip Code)

                                AFFYMETRIX, INC.

                                ----------------

               AFFYMETRIX/NEOMORPHIC, INC. 1998 STOCK OPTION PLAN

                            (Full title of the Plan)

                                -----------------

                                  VERN NORVIEL
         SENIOR VICE PRESIDENT, GENERAL COUNSEL and CORPORATE SECRETARY
                                AFFYMETRIX, INC.
                             3380 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                     (Name and address of agent for service)
                                 (408) 731-5000
          (Telephone number, including area code, of agent for service)

                                -----------------

                                                   CALCULATION OF REGISTRATION FEE
==================================================== ==================== =================== =================== ==================
                                                                               PROPOSED            PROPOSED
                                                                               MAXIMUM             MAXIMUM
                                                                               OFFERING           AGGREGATE           AMOUNT OF
           TITLE OF SECURITIES TO BE                    AMOUNT TO BE          PRICE PER            OFFERING         REGISTRATION
                REGISTERED (1)                           REGISTERED           SHARE (2)           PRICE (2)            FEE (2)
---------------------------------------------------- -------------------- ------------------- ------------------- ------------------
Common Stock (par value $.01)                              122,757              11.12            1,364,668.20           341.17
==================================================== ==================== =================== =================== ==================

(1) This Registration Statement covers shares of Common Stock of Affymetrix, Inc. which may be offered or sold pursuant to the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Affymetrix, Inc.

                  This Registration Statement also relates to the Rights to purchase shares of Series B Junior Participating Preferred Stock of Affymetrix, Inc. which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, October 15, 1998, pursuant to Affymetrix, Inc.'s Rights Agreement dated as of October 15, 1998, as amended. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock, and will be transferred with and only with such stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based upon the price at which the options may be exercised. The aggregate exercise price for all shares being registered pursuant to this Registration statement is equal to $1,364,668.20 and the maximum offering price for those shares is $11.12.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Affymetrix, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         -        Annual Report on Form 10-K for the year ended December 31,
                  1999;

         - Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

         - Current Report on Form 8-K filed on February 11, 2000, April 7, 2000, April 11, 2000, April 27, 2000, June 13, 2000, July
                  6, 2000, July 21, 2000, August 21, 2000, October 3, 2000,
                  October 20, 2000, November 3, 2000, November 7, 2000, November 13, 2000, and November 30, 2000. The Current Report on Form 8-K filed on April 7, 2000 includes consolidated financial statements and schedules which reflect the February 2000 acquisition of Genetic MicroSystems, Inc. using the pooling of interests method. Such financial statements supercede the consolidated financial statements and schedules included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         - Form 8-A filed on October 16, 1998, as amended by Form 8-A/A filed on March 29, 2000; and

         - Registration Statement No. 0-28218 on Form 8-A filed with the SEC on April 16, 1996 pursuant to Section 10 of the Securities Exchange Act of 1934, as amended, with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of Common Stock offered hereby has been passed upon for the Registrant by Vern Norviel, Esq. Mr. Norviel is Senior Vice President, General Counsel and Corporate Secretary of Affymetrix, Inc.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with Delaware law, Registrant's restated certificate of incorporation contains a provision to limit the personal liability of Registrant's directors for violations of their fiduciary duty as a director. This provision eliminates each director's liability to Registrant or Registrant's stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Registrant or Registrant's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Registrant's restated certificate of incorporation and bylaws provide for indemnification of its officers and directors to the fullest extent permitted by applicable law.

         Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.   EXHIBITS

         Exhibit Number             Exhibit
         --------------             -------
              (1)4.1                Restated Certificate of
                                    Incorporation of Affymetrix, Inc.

              (2)4.2                Bylaws of Affymetrix, Inc.

              (3)4.3                Rights Agreement, dated as of October 15,
                                    1998,



                                    between Affymetrix, Inc. and American Stock
                                    Transfer & Trust Company, as Rights Agent

              (4)4.4 Amendment No. 1 to Rights Agreement, dated as of February 7, 2000, between Affymetrix,
                                    Inc. and American Stock Transfer & Trust
                                    Company, as Rights Agent

                5.1                 Opinion of Vern Norviel, Esq., Senior Vice
                                    President, General Counsel, and Corporate
                                    Secretary

               23.1                 Consent of Ernst & Young LLP, Independent
                                    Auditors

               23.2                 Consent of Vern Norviel, Esq. (included in
                                    Exhibit 5.1)

               24.1 Power of Attorney (included on the signature page hereto)

               99.1                 Neomorphic Software, Inc. 1998 Stock Option
                                    Plan (5)

               99.2                 First Amendment to Neomorphic Software, Inc.
                                    1998 Stock Option Plan

               99.3                 Second Amendment to Neomorphic, Inc. 1998
                                    Stock Option Plan

               99.4                 Third Amendment to Neomorphic, Inc. 1998
                                    Stock Option Plan


(1) Incorporated by reference to Exhibit 3.1 to our Form 8-K as filed on June 13, 2000 (File No. 000-28218).

(2) Incorporated by reference to Appendix C to our definitive proxy statement on Schedule 14A as filed on April 29, 1998 (File No. 000-28218).

(3) Incorporated by reference to Exhibit 1 of our Form 8-A as filed on October 16, 1998 (File No. 000-28218).

(4) Incorporated by reference to Exhibit 4.1 of our Form 8-A/A as filed on March 29, 2000 (File No. 000-28218).

(5) Neomorphic Software, Inc. changed its name to Neomorphic, Inc. on January 27, 2000.

Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Affymetrix/Neomorphic 1998 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 27th day of December, 2000.

                                        AFFYMETRIX,  INC.


                                        By:    /s/ Vern Norviel
                                               ---------------------------------
                                               Vern Norviel
                                               Senior Vice President, General
                                               Counsel and Corporate Secretary

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Affymetrix, Inc., a Delaware corporation, do hereby constitute and appoint Stephen P.A. Fodor and Vern Norviel, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                   Title                                  Date
---------                                                   -----                                  ----

/s/ Stephen P.A. Fodor                           Chief Executive Officer and                 December 27, 2000
------------------------------------                 Chairman of the Board
Stephen P.A. Fodor, Ph.D.


/s/ Edward M. Hurwitz                          Senior Vice President and Chief               December 27, 2000
------------------------------------            Financial Officer (Principal
Edward M. Hurwitz                                 Financial and Accounting
                                                           Officer)


/s/ John D. Diekman                                       Director                           December 27, 2000
------------------------------------
John D. Diekman, Ph.D.


                                                          Director
------------------------------------
Paul Berg, Ph.D.


/s/ Vernon R. Loucks, Jr.                                 Director                           December 27, 2000
------------------------------------
Vernon R. Loucks, Jr.


/s/ David B. Singer                                       Director                           December 27, 2000
------------------------------------
David B. Singer


                                                          Director
------------------------------------
Lubert Stryer, M.D.


/s/ John A. Young                                         Director                           December 27, 2000
------------------------------------
John A. Young

                                  EXHIBIT INDEX


         Exhibit Number             Exhibit
         --------------             -------
              (1)4.1                Restated Certificate of Incorporation of
                                    Affymetrix, Inc.

              (2)4.2                Bylaws of Affymetrix, Inc.

              (3)4.3                Rights Agreement, dated as of October 15,
                                    1998, between Affymetrix, Inc. and American
                                    Stock Transfer & Trust Company, as Rights
                                    Agent

              (4)4.4 Amendment No. 1 to Rights Agreement, dated as of February 7, 2000, between Affymetrix,
                                    Inc. and American Stock Transfer & Trust
                                    Company, as Rights Agent

                5.1                 Opinion of Vern Norviel, Esq., Senior Vice
                                    President, General Counsel, and Corporate
                                    Secretary

               23.1                 Consent of Ernst & Young LLP, Independent
                                    Auditors

               23.2                 Consent of Vern Norviel, Esq. (included in
                                    Exhibit 5.1)

               24.1 Power of Attorney (included on the signature page hereto)

               99.1                 Neomorphic Software, Inc. 1998 Stock Option
                                    Plan

               99.2                 First Amendment to Neomorphic Software, Inc.
                                    1998 Stock Option Plan

               99.3                 Second Amendment to Neomorphic, Inc. 1998
                                    Stock Option Plan

               99.4                 Third Amendment to Neomorphic, Inc. 1998
                                    Stock Option Plan


(1) Incorporated by reference to Exhibit 3.1 to our Form 8-K as filed on June 13, 2000 (File No. 000-28218).

(2) Incorporated by reference to Appendix C to our definitive proxy statement on Schedule 14A as filed on April 29, 1998 (File No. 000-28218).

(3) Incorporated by reference to Exhibit 1 of our Form 8-A as filed on October 16, 1998 (File No. 000-28218).

(4) Incorporated by reference to Exhibit 4.1 of our Form 8-A/A as filed on March 29, 2000 (File No. 000-28218).